Exhibit 99.1

Mercury General Corporation Announces Third Quarter Results and Increases Quarterly Dividend

LOS ANGELES, Oct. 31, 2016 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2016:

Consolidated Highlights

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2016	2015	$	%	2016	2015	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$790,850	$745,520	$45,330	6.1	$2,337,256	$2,197,803	$139,453	6.3
Net premiums written (1)	$808,375	$778,921	$29,454	3.8	$2,387,709	$2,252,961	$134,748	6.0

Net income	$26,930	$15,270	$11,660	76.4	$99,126	$51,074	$48,052	94.1
Net income per diluted share	$0.49	$0.28	$0.21	75.0	$1.79	$0.93	$0.86	92.5

Operating income (1)	$36,982	$32,357	$4,625	14.3	$63,393	$100,211	$(36,818)	(36.7)
Operating income per diluted share (1)	$0.67	$0.59	$0.08	13.6	$1.15	$1.82	$(0.67)	(36.8)

Catastrophe losses (2)	$4,000	$1,000	$3,000	300.0	$23,000	$11,000	$12,000	109.1
Combined ratio (3)	98.1%	99.2%	—	(1.1) pts	101.2%	98.9%	—	2.3 pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding GAAP and Non-GAAP Measures."

(2)

2016 catastrophe losses were primarily the result of severe storms in Texas and Northern California and claims from the Sand Fire in Southern California. 2015 catastrophe losses were primarily the result of tornadoes in Oklahoma and severe storms in the Midwest and Texas.

(3)

The Company experienced unfavorable development of approximately $7 million and $2 million on prior accident years' losses and loss adjustment expense reserves for the three months ended September 30, 2016 and 2015, respectively; and unfavorable development of approximately $69 million and favorable development of approximately $3 million on prior accident years' losses and loss adjustment expense reserves for the nine months ended September 30, 2016 and 2015, respectively.  The year-to-date unfavorable development in 2016 was primarily from the re-estimation of losses for California and Florida automobile liability coverages.

Investment Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(000's except average annual yield)
Average invested assets at cost (1)	$3,391,752	$3,278,469	$3,359,037	$3,296,775
Net investment income (2)
Before income taxes	$30,371	$30,898	$91,440	$94,101
After income taxes	$26,777	$27,115	$80,365	$82,320
Average annual yield on investments - after income taxes (2)	3.2%	3.3%	3.2%	3.3%

(1)

Fixed maturities and short-term bonds at amortized cost; and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

During the three and nine months ended September 30, 2016, net investment income, before and after income taxes, and average annual yields on investments after income taxes decreased slightly due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

The Board of Directors declared a quarterly dividend of $0.6225 per share. The dividend will be paid on December 29, 2016 to shareholders of record on December 15, 2016.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time on October 31, 2016 and running through November 7, 2016. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 90347339. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Net premium earned	$790,850	$745,520	$2,337,256	$2,197,803
Net investment income	30,371	30,898	91,440	94,101
Net realized investment (losses) gains	(15,465)	(26,286)	54,973	(75,595)
Other	2,406	2,281	6,416	6,823
Total revenues	$808,162	$752,413	$2,490,085	$2,223,132
Expenses:
Losses and loss adjustment expenses	$576,316	$545,692	$1,765,484	$1,581,306
Policy acquisition costs	140,203	132,881	421,685	401,868
Other operating expenses	59,006	60,788	178,000	191,017
Interest	1,012	785	2,922	2,304
Total expenses	$776,537	$740,146	$2,368,091	$2,176,495

Income before income taxes	$31,625	$12,267	$121,994	$46,637
Income tax expense (benefit)	4,695	(3,003)	22,868	(4,437)
Net income	$26,930	$15,270	$99,126	$51,074

Basic average shares outstanding	55,259	55,164	55,238	55,154
Diluted average shares outstanding	55,328	55,178	55,304	55,172

Basic Per Share Data
Net income	$0.49	$0.28	$1.79	$0.93

Net realized investment (losses) gains, net of tax	$(0.18)	$(0.31)	$0.65	$(0.89)

Diluted Per Share Data
Net income	$0.49	$0.28	$1.79	$0.93

Net realized investment (losses) gains, net of tax	$(0.18)	$(0.31)	$0.65	$(0.89)

Operating Ratios-GAAP Basis
Loss ratio	72.9%	73.2%	75.5%	71.9%
Expense ratio	25.2%	26.0%	25.7%	27.0%
Combined ratio	98.1%	99.2%	101.2%	98.9%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,876,287; $2,804,275)	$2,972,927	$2,880,003
Equity securities (cost $359,193; $313,528)	374,458	315,362
Short-term investments (cost $206,744; $185,353)	206,851	185,277
Total investments	3,554,236	3,380,642
Cash	229,857	264,221
Receivables:
Premiums	474,586	436,621
Accrued investment income	41,143	42,747
Other	22,291	21,925
Total receivables	538,020	501,293
Deferred policy acquisition costs	206,757	201,762
Fixed assets, net	155,730	157,131
Current income taxes	—	9,041
Deferred income taxes	13,521	23,231
Goodwill	42,796	42,796
Other intangible assets, net	27,144	31,702
Other assets	33,211	16,826
Total assets	$4,801,272	$4,628,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expense reserves	$1,244,553	$1,146,688
Unearned premiums	1,102,151	1,049,314
Notes payable	290,000	290,000
Accounts payable and accrued expenses	119,508	122,571
Current income taxes	2,748	—
Other liabilities	226,855	199,187
Shareholders' equity	1,815,457	1,820,885
Total liabilities and shareholders' equity	$4,801,272	$4,628,645

OTHER INFORMATION
Common stock shares outstanding	55,271	55,164
Book value per share	$32.85	$33.01
Statutory surplus (a)	$1.44 billion	$1.45 billion
Net premiums written to statutory surplus ratio (a)(b)	2.17	2.07
Debt to total capital ratio (c)	13.8%	13.7%
Portfolio duration (including all short-term instruments)(a)(d)	3.3 years	3.1 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,149	1,175
Homeowners PIF	519	503
Commercial Auto PIF	41	41

(a)	Unaudited.
(b)	For the twelve months ended.
(c)	Debt to Debt plus Shareholders' Equity.
(d)	Modified durations reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$790,850	$745,520	$2,337,256	$2,197,803
Change in net unearned premiums	17,525	33,401	50,453	55,158
Net premiums written	$808,375	$778,921	$2,387,709	$2,252,961

Incurred losses and loss adjustment expenses	$576,316	$545,692	$1,765,484	$1,581,306
Change in net loss and loss adjustment expense reserves	(33,854)	(17,772)	(98,157)	(20,985)
Paid losses and loss adjustment expenses	$542,462	$527,920	$1,667,327	$1,560,321

Net income	$26,930	$15,270	$99,126	$51,074
Less: Net realized (losses) gains	(15,465)	(26,286)	54,973	(75,595)
Tax on net realized (losses) gains(b)	(5,413)	(9,199)	19,240	(26,458)
Net realized (losses) gains, net of tax	(10,052)	(17,087)	35,733	(49,137)
Operating income	$36,982	$32,357	$63,393	$100,211

Per diluted share:
Net income	$0.49	$0.28	$1.79	$0.93
Less: Net realized (losses) gains, net of tax	(0.18)	(0.31)	0.65	(0.89)
Operating income	$0.67	$0.59	$1.15	1.82

Combined ratio			101.2%	98.9%
Effect of estimated prior periods' loss development			(3.0)%	0.1%
Combined ratio-accident period basis			98.2%	99.0%

(a) See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b) Federal statutory rate of 35%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

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CONTACT: Theodore Stalick, SVP/CFO,(323) 937-1060, www.mercuryinsurance.com